UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2017

PrimeEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-7406	11-2695037
(Commission File Number)	(IRS Employer Identification No.)

9821 Katy Freeway, Houston, Texas 77024

(Address of principal executive offices)

Registrant’s telephone number, including area code 713-735-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PRIMEENERGY CORPORATION

Section 1—Registrant’s Business and Operations

Item 1.01—Entry into a Material Definitive Agreement

On January 25, 2017, PrimeEnergy Corporation, PrimeEnergy Management Corporation, the wholly owned subsidiary of PrimeEnergy Corporation, PrimeEnergy Operating Company, the wholly owned subsidiary of Prime Energy Corporation (collectively, the “Company”), and affiliated Delaware limited partnerships of which PrimeEnergy Management Corporation is the General Partner (collectively, the “Partnerships”) entered into a Purchase and Sale Agreement (the “Asset Sale Agreement”) with Guidon Operating LLC (“Guidon”).

Pursuant to the Asset Sale Agreement, upon the terms and conditions thereof, the Company and the Partnerships will sell and Guidon will purchase certain assets consisting of oil and gas leases (the “Leases”) covering approximately 1,600 net acres of land located in Martin County, Texas (the “Land”), the Company’s interest in one well (the “Well”) located on the Land, certain equipment owned by the Company located on, used or held in connection with the Land (the “Equipment”), all rights under contracts held by the Company and the Partnerships relating to the Leases, the Equipment and the Land, and all product refined and manufactured from the Land, the Leases and the Well after January 1, 2017.

The closing on the Asset Sale Agreement occurred contemporaneously with the execution of the Asset Sale Agreement.

The purchase price of the Assets is $30,954,488.77 subject to (i) the Company delivering consents to the assignment of the Leases and (ii) adjustment for certain taxes and expenses attributable to periods prior to January 1, 2017. If a required consent to the assignment of a Lease is not delivered to Guidon within 30 days of the closing, the sale of that particular lease will be excluded from the Asset Sale Agreement and Guidon will not be required to remit the portion of the Purchase Price allocated to that particular Lease.

The Asset Sale Agreement contains usual and customary representations that Prime, the Partnerships and Guidon made to one another as of specific dates.

The Asset Sale Agreement has been approved by the Boards of Directors of Prime and Guidon.

The proceeds of the sale, after payment of transaction costs and the Partnership interests, may be used to pay down Prime’s revolving credit facility and to fund future capital expenditures.

Section 2—Financial Information

Item 2.01—Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item 2.01.

Section 8—Other Events

Item 8.01—Other Events

Effective December 17, 2016, PrimeEnergy Corporation closed its office at One Landmark Square, Stamford, Connecticut.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 26, 2017

PrimeEnergy Corporation

By:	/s/ Beverly A. Cummings
Name:	Beverly A. Cummings
Executive Vice President